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                                    DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                                           MONTHLY SERVICING REPORT
                                  SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                                           TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: OCTOBER 1997
DISTRIBUTION DATE: 11/20/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                      Per $1,000 of Original
                                                                                            Class A/Class B
                                                                                          Certificate Amount
(i)   Principal Distribution                                                              ------------------

        Class A Amount                                                   $25,847,620.87         $39.340727
        Class B Amount                                                    $1,217,950.76         $39.340727
(ii)  Interest Distribution
        Class A Amount                                                    $3,312,472.83          $5.041667
        Class B Amount                                                      $156,085.11          $5.041667
(iii) Monthly Servicing Fee                                                 $573,315.36          $0.833333
        Monthly Supplemental Servicing Fee                                        $0.00          $0.000000
        Class A Percentage of the Servicing Fee                             $547,516.17          $0.833333
        Class A Percentage of the Supplemental Servicing Fee                      $0.00          $0.000000
        Class B Percentage of the Servicing Fee                              $25,799.19          $0.833333
        Class B Percentage of the Supplemental Servicing Fee                      $0.00
(iv)  Class A Principal Balance (end of Collection Period)              $631,171,783.13
      Class A Pool Factor (end of Collection Period)                          96.065927%
      Class B Principal Balance (end of Collection Period)               $29,741,079.72
      Class B Pool Factor (end of Collection Period)                          96.065927%
(v)   Pool Balance (end of Collection Period)                           $660,912,862.85

(vi)  Class A Interest Carryover Shortfall                                        $0.00
      Class A Principal Carryover Shortfall                                       $0.00
      Class B Interest Carryover Shortfall                                        $0.00
      Class B Principal Carryover Shortfall                                       $0.00

(vii) Amount Otherwise Distributable to the Seller that is Distributed            $0.00          $0.000000
        to Either the Class A or Class B Certificateholders

(viii)Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                    $5,038,460.28
        Class B Amount                                                            $0.00

(ix)  Aggregate Purchase Amount of Receivables repurchased by the
        Seller or the Servicer                                                    $0.00


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